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                                                                    Exhibit 10.9


                         COMMON STOCK PURCHASE AGREEMENT


            THIS COMMON STOCK PURCHASE AGREEMENT (this "AGREEMENT") is made as of the 8th day of October, 2001, by and among J. Ernest Talley ("J. TALLEY") and Mary Ann Talley ("M. TALLEY"), husband and wife and each a resident of the State of Texas, and the Talley 1999 Trust (the "TRUST" and along with J. Talley and M. Talley each a "SELLER" and collectively, the "SELLERS"), and Rent-A-Center, Inc., a Delaware corporation ("BUYER").

                                    RECITALS

            WHEREAS, Sellers collectively own of record 2,948,166 shares (the "SHARES") of common stock, $0.01 par value (the "COMMON STOCK"), of Buyer; and

            WHEREAS, Sellers desire to sell to Buyer, and Buyer wishes to purchase from Sellers, an aggregate of $25,000,000 worth of shares of Common Stock owned by Sellers, upon the terms and conditions set forth herein; and

            WHEREAS, Buyer desires to have and Sellers desire to grant Buyer a call option to acquire the remaining shares of Common Stock owned by Sellers; and

            WHEREAS, each of the parties hereto, in order to induce each of the other parties hereto to enter into this Agreement and to consummate the transactions contemplated hereby, agrees to the covenants and agreements set forth herein.

            NOW, THEREFORE, in consideration of the representations, warranties and covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

                                    AGREEMENT

1. Purchase and Sale of the Shares; Option; the Closings.

            1.1 Purchase and Sale of Common Stock. Subject to the terms and conditions of this Agreement and on the basis of the representations, warranties and covenants set forth herein, Sellers agree to sell to Buyer, and Buyer agrees to purchase from Sellers, shares of Common Stock for an aggregate purchase price of $25,000,000 (the "PURCHASE PRICE"). The per share purchase price ("PER SHARE PURCHASE PRICE") shall be equal to the mean average of the last reported sales price of the Common Stock as reported by the Nasdaq Stock Market for each of the ten trading days immediately following the public announcement by the Company of this Agreement; provided, however, if the mean average is (i) equal to or less than $20.00, then the Per Share Purchase Price shall be $20.00 or (ii) equal to or greater than $27.00, then the Per Share Purchase Price shall be $27.00.

            1.2 Number of Shares to be Sold. The number of shares of Common Stock to be sold by the Sellers to the Buyer at the Initial Closing (as hereinafter defined) shall be the number equal to 10,000,000 divided by the Per Share Purchase Price, which result shall be rounded to the

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nearest whole number. The number of shares of Common Stock to be sold by the
Sellers to the Buyer at the November Closing (as hereinafter defined) shall be the number equal to 15,000,000 divided by the Per Share Price, which result shall be rounded to the nearest whole number. The aggregate maximum number of shares to be sold at the Initial Closing and the November Closing shall be 1,250,000 and the aggregate minimum number of Shares to be sold at the Initial Closing and the November Closing shall be 925,926. The allocation of the Shares to be sold by each Seller at the various Closings (as hereinafter defined) shall be determined by J. Talley prior to such Closing.

            1.3 Option. The Sellers hereby grant Buyer the option (the "OPTION") to purchase any or all of the Shares not purchased at the Initial Closing and/or the November Closing at a per share price equal to the Per Share Purchase Price. The Option shall last through February 8, 2002 (the "EXPIRATION DATE"). The Option may be exercised at any time on or after the date of the Initial Closing and prior to February 6, 2002 by giving written notice (an "EXERCISE NOTICE") to the Sellers of the time of the Option Closing (as hereinafter defined) and the number of Shares Buyer is purchasing. The Exercise Notice must be given at least three business days prior to the applicable Option Closing. The Option may be exercised at one or more times in any amounts through the Expiration Date.

            1.4 The Closings. Subject to the terms and conditions hereof, the purchase and sale of the Shares contemplated by this ARTICLE 1 (each a "CLOSING" and collectively the "CLOSINGS") will take place at the offices of Winstead Sechrest & Minick P.C., 1201 Elm Street, 5400 Renaissance Tower, Dallas, Texas 75270. The Closing of the purchase and sale of the first $10,000,000 worth of Shares (the "INITIAL CLOSING") shall occur at 10:00 a.m. Dallas, Texas time on October 23, 2001. The Closing of the purchase and sale of the second $15,000,000 worth of Shares (the "NOVEMBER CLOSING") shall occur at 10:00 a.m. Dallas, Texas time on November 30, 2001 (or such earlier date as the Buyer gives reasonable notice to Sellers). The Closing of the purchase(s) and sale(s) of any Shares upon the exercise of the Option (each an "OPTION CLOSING") shall be at 10:00 a.m. on the business day set forth in the applicable Exercise Notice, provided that the Exercise Notice must specify a business date prior to February 9, 2002. If the Exercise Notice does not specify a date for an Option Closing or if it specifies a date after February 8, 2002, such Option Closing shall occur on February 8, 2002. Notwithstanding the foregoing, any Closing may occur at such other time, date or place as the parties shall mutually agree. At the Closing, Sellers will deliver to Buyer certificates representing the Shares purchased by Buyer, duly endorsed or accompanied by stock powers duly executed in blank and otherwise in form acceptable for transfer on the books of the Buyer, with any requisite stock transfer tax stamps affixed thereto and Buyer will deliver to the Sellers the Purchase Price, by wire transfer of immediately available funds to an account specified by Sellers.

2. Representations and Warranties of the Sellers.

            In order to induce Buyer to enter into this Agreement and to purchase the Shares hereunder, the Sellers hereby jointly and severally represent and warrant to Buyer the following:

            2.1 Ownership of Shares. Except as set forth in the Stockholders Agreement of the Buyer, dated August 5, 1998, as amended and supplemented from time to time (the "STOCKHOLDERS AGREEMENT") Sellers own, (including beneficially and of record), 2,948,166 issued

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and outstanding shares of Common Stock and upon delivery and payment therefor pursuant to this Agreement, Buyer shall own the entire right, title and interest in and to the Shares, free and clear of any liens, claims or encumbrances, including rights of first refusal and similar claims except for restrictions of applicable state and federal securities laws. Except as set forth in the Stockholders Agreement, there are no restrictions on the transfer or voting of any of the Shares imposed by any voting, shareholder or similar agreement or any law, regulation or order, other than applicable state and federal securities laws.

            2.2 Authorization. Sellers have full right, power and authority to execute, deliver and perform this Agreement and to sell, assign and deliver the Shares to Buyer. This Agreement is the legal, valid and, assuming due execution and delivery by the other parties hereto, binding obligation of Sellers, enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by (i) principles of public policy, (ii) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors' rights generally, and (iii) rules of law governing the availability of equitable remedies.

            2.3 No Violation; No Consent. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby (a) assuming the consents referred to in clause (c) are received, will not constitute a breach or violation of or default under any judgment, decree or order or any agreement or instrument of Sellers or to which Sellers are subject, (b) will not result in the creation or imposition of any lien upon the Shares, and (c) other than under the Stockholders Agreement will not require the consent of or notice to any governmental entity or any party to any contract, agreement or arrangement with any of the Sellers.

            2.4 Brokerage. There are no claims for brokerage commissions or finder's fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of Sellers.

            2.5 Accuracy of Information. Other than such information that has been disclosed to the Board of Directors of the Company in meetings of the Board of Directors of the Company since August 5, 1998, to the best of J. Talley's knowledge, (i) the Company's internally generated financial reports reflect all material liabilities of the Company, and the Company has no material undisclosed liabilities; and (ii) all information in the reports filed by Buyer with the Securities Exchange Commission under the Securities Exchange Act of 1934, as amended, was true, correct and complete in all material respects and did not omit to state any material fact necessary to make such information not misleading at the time such reports were filed (other than reports that have been amended prior to the date hereof, and after the filing of such amendment, such information complied with the foregoing standard).

3. Representations and Warranties of Buyer.

            Buyer hereby represents and warrants as follows:

            3.1 Organization and Corporate Power; Authorization. Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

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Buyer has the requisite power and authority to execute, deliver and perform this
Agreement and to acquire the Shares. The execution, delivery and performance of this Agreement and the consummation by Buyer of the transactions contemplated hereby have been duly authorized by all requisite action on the part of Buyer. This Agreement and any other agreements, instruments, or documents entered into by Buyer pursuant to this Agreement have been duly executed and delivered by Buyer and are the legal, valid and, assuming due execution by the other parties hereto, binding obligation of Buyer, enforceable against Buyer in accordance with its terms except to the extent that the enforceability thereof may be limited by (i) principles of public policy, (ii) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors' rights generally, and (iii) rules of law governing the availability of equitable remedies.

            3.2 No Violation; No Consent. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby (a) assuming the consents referred to in clause (b) are received, will not constitute a breach or violation of or default under any judgment, decree or order or any agreement or instrument of Buyer or to which Buyers are subject, and (b) other than (i) under the Stockholders Agreement, and
(ii) the holders of the majority of the Buyer's outstanding Series A Convertible Preferred Stock, par value $0.01 per share, will not require the consent of or notice to any governmental entity or any party to any contract, agreement or arrangement with the Buyer; provided however, if the Option is exercised, a consent under the Amended and Restated Credit Agreement among Buyer, as borrower, the several lenders from time to time that are parties thereto, Comerica Bank, as documentation agent, Bank of America, N.A., as syndication agent, and The Chase Manhattan Bank, as administrative agent, dated as of August 5, 1998, as amended and restated as of June 29, 2000, as amended from time to time, may be required.

            3.3 Brokerage. There are no claims for brokerage commissions or finder's fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of Buyer.

4. Conditions to the Buyer's Obligations.

            The obligations of Buyer under ARTICLE 1 to purchase the Shares at the applicable Closings are subject to the fulfillment as of such Closing of each of the following conditions unless waived by Buyer in accordance with
SECTION 8.3:

            4.1 Representations and Warranties. The representations and warranties of the Sellers contained in ARTICLE 2 shall be true and correct on and as of the date of such Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

            4.2 Performance. The Sellers shall have performed and complied in all material respects with all agreements, obligations, and conditions contained in this Agreement that are required to be performed or complied with by it on or before the date of such Closing.

            4.3 Consents. The Sellers and the Buyer, as applicable, shall have obtained all necessary consents, waivers, authorizations and approvals of all other persons, firms or

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corporations required in connection with the execution, delivery and performance by them of this Agreement.

            4.4 Delivery of Certificates. The Sellers shall have delivered all of the stock certificates representing the Shares to be sold at such Closing, free and clear of any liens, claims or encumbrances, along with all stock powers, assignments or any other documents, instruments or certificates necessary for a valid transfer.

            4.5 Stockholders Agreement. The Amended and Restated Stockholders Agreement, substantially in form attached hereto as Exhibit A, shall have been properly and duly executed and delivered by all the parties thereto.

            4.6 Resignation. Talley shall have submitted written resignations to the Buyer and its applicable subsidiaries resigning all of his positions as an officer or director of the Buyer and all of its subsidiaries as of the date hereof.

            4.7 Release. Talley shall have executed a written release of all past or future claims against Buyer in a form reasonably satisfactory to Buyer other than claims (i) arising out of or related to this Agreement, and (ii) claims that any other retired employee, officer or director of Buyer would have in the ordinary course, (e.g. benefits under retirement plans sponsored by Buyer, and claims for indemnification under the Buyer's certificate of incorporation or bylaws, the ability to exercise existing vested stock options).

5. Conditions to the Sellers' Obligations.

            The obligations of Sellers under ARTICLE 1 to sell the Shares at the applicable Closings are subject to the fulfillment as of such Closing of each of the following conditions unless waived by Sellers in accordance with SECTION 8.3:

            5.1 Representations and Warranties. The representations and warranties of Buyer contained in ARTICLE 3 shall be true and correct as of the Closing Date.

            5.2 Payment of Purchase Price. Buyer shall have delivered the Purchase Price by wire transfer to the account(s) specified by the Sellers.

            5.3 Stockholders Agreement. The Amended and Restated Stockholders Agreement, substantially in form attached hereto as Exhibit A, shall have been properly and duly executed and delivered by all the parties thereto.

            5.4 Release. Buyer shall have executed a written release of all past or future claims, other than claims arising out of fraud or criminal conduct, against Talley in a form reasonably satisfactory to Talley other than claims arising out of or related to this Agreement.

            6. Covenants.

            6.1 Public Announcements; Holdback. The Buyer and Talley shall mutually agree upon any public announcement or similar publicity with respect to this Agreement or the transactions contemplated hereby, and such public announcement will be issued within one

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business day of the execution and delivery of this Agreement by all the parties hereto. During the ten trading days immediately following the public announcement by the Company of this Agreement, Sellers will not, directly or indirectly, (i) purchase any Common Stock or (ii) take any action, including making any communication, that is intended to or otherwise could be expected to have an effect on the price of the Common Stock.

            6.2 Closing Conditions. Sellers and Buyer shall use their commercially reasonable efforts to ensure that each of the conditions to Closing are satisfied.

            6.3 J. Talley Covenant-Not-to-Compete. For and in consideration of the repurchase of the Shares and as a material inducement to repurchase the Shares, for a period of 3 years after the date hereof, J. Talley covenants and agrees that he will not, without the prior written consent of the Buyer, directly or indirectly (i) engage in or carry on in any capacity, including as an officer, director, manager, employee, advisor or consultant of any business engaged, directly or indirectly, in the rent-to-own industry in the United States of America or the Commonwealth of Puerto Rico or (ii) have any direct or indirect ownership or similar economic interest (or any debt) in any firm, person, partnership, joint venture, corporation, unincorporated association, limited liability company or other entity that is engaged in rent-to-own industry in the United States of America or the Commonwealth of Puerto Rico other than as an owner of less than 5% (including any ownership interests owned by M. Talley or the Trust) of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended, or otherwise publicly traded on the over-the-counter market.

            The Buyer and J. Talley agree that the covenants and agreements of
J. Talley contained in this SECTION 6.3 are special and unique, that a breach of any term or provision in this SECTION 6.3 may cause irreparable injury to the Buyer and that remedies at law for the breach of any provision of this SECTION
6.3 will be inadequate and that, in addition to any other remedies it may have in the event of breach, the Buyer shall be entitled to enforce specific performance of the terms and provisions of this SECTION 6.3, to obtain temporary and permanent injunctive relief to prevent the continued breach of such provisions without the necessity of posting bond or proving actual damage. J. Talley acknowledges that the geographic boundaries, scope of prohibited activities, and time duration of the provisions of this SECTION 6.3 are reasonable and are no broader than are necessary to maintain to protect the legitimate business interests of the Buyer.

            6.4 M. Talley Covenant-Not-to-Compete. For and in consideration of the repurchase of the Shares and as a material inducement to repurchase the Shares, for a period of 3 years after the date hereof, M. Talley covenants and agrees that she will not, without the prior written consent of the Buyer, directly or indirectly (i) engage in or carry on in any capacity, including as an officer, director, manager, employee, advisor or consultant of any business engaged, directly or indirectly, in the rent-to-own industry in the United States of America or the Commonwealth of Puerto Rico or (ii) have any direct or indirect ownership or similar economic interest (or any debt) in any firm, person, partnership, joint venture, corporation, unincorporated association, limited liability company or other entity that is engaged in rent-to-own industry in the United States of America or the Commonwealth of Puerto Rico other than as an owner of less than 5% (including any ownership interests owned by J. Talley or the Trust) of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended, or otherwise publicly traded on the over-the-counter market.

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            The Buyer and M. Talley agree that the covenants and agreements of
M. Talley contained in this SECTION 6.4 are special and unique, that a breach of any term or provision in this SECTION 6.4 may cause irreparable injury to the Buyer and that remedies at law for the breach of any provision of this SECTION
6.4 will be inadequate and that, in addition to any other remedies it may have in the event of breach, the Buyer shall be entitled to enforce specific performance of the terms and provisions of this SECTION 6.4, to obtain temporary and permanent injunctive relief to prevent the continued breach of such provisions without the necessity of posting bond or proving actual damage. M. Talley acknowledges that the geographic boundaries, scope of prohibited activities, and time duration of the provisions of this SECTION 6.4 are reasonable and are no broader than are necessary to maintain to protect the legitimate business interests of the Buyer.

            6.5 The Trust Covenant-Not-to-Compete. For and in consideration of the repurchase of the Shares and as a material inducement to repurchase the Shares, for a period of 3 years after the date hereof, the Trust covenants and agrees that it will not, without the prior written consent of the Buyer, directly or indirectly (i) engage in or carry on in any capacity, including as an officer, director, manager, employee, advisor or consultant of any business engaged, directly or indirectly, in the rent-to-own industry in the United States of America or the Commonwealth of Puerto Rico or (ii) have any direct or indirect ownership or similar economic interest (or any debt) in any firm, person, partnership, joint venture, corporation, unincorporated association, limited liability company or other entity that is engaged in rent-to-own industry in the United States of America or the Commonwealth of Puerto Rico other than as an owner of less than 5% (including any ownership interests owned by M. Talley or J. Talley )of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended, or otherwise publicly traded on the over-the-counter market.

            The Buyer and the Trust agree that the covenants and agreements of the Trust contained in this SECTION 6.5 are special and unique, that a breach of any term or provision in this SECTION 6.5 may cause irreparable injury to the Buyer and that remedies at law for the breach of any provision of this SECTION
6.5 will be inadequate and that, in addition to any other remedies it may have in the event of breach, the Buyer shall be entitled to enforce specific performance of the terms and provisions of this SECTION 6.5, to obtain temporary and permanent injunctive relief to prevent the continued breach of such provisions without the necessity of posting bond or proving actual damage. The Trust acknowledges that the geographic boundaries, scope of prohibited activities, and time duration of the provisions of this SECTION 6.5 are reasonable and are no broader than are necessary to maintain to protect the legitimate business interests of the Buyer.

            6.6 Taxes. Any stock transfer or other tax applicable to Sellers' transfer of the Shares pursuant to this Agreement shall be paid by Sellers.

            6.7 Medical Coverage. For and in consideration of the sale of the Shares and as a material inducement to the sale of the Shares, Buyer covenants and agrees to pay the full cost of medical coverage for Talley for 18 months either under COBRA continuation medical coverage through Buyer's health insurance plan or under alternative medical coverage obtained by Talley, at Talley's election. Buyer may satisfy its obligation under this covenant by payment to Talley at the Closing of a lump sum amount equal to the cost of 18 months of the medical coverage selected by Talley; provided, however, the aggregated premiums required to be paid by Buyer under this SECTION 6.7 shall not exceed $22,500.

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

            6.8 Directors and Officers Insurance. For a period of six years following the Closing, the Company shall continue to carry directors and officers insurance covering Talley (or his estate) for the periods that he served as an officer or director of the Company or its subsidiaries or their predecessors under terms no less favorable than those of the Company's current directors and officers insurance from an insurance company that is rated the same or higher as the Buyer's current directors and officers insurance carrier.

            6.9 General Cooperation. For a period of one year, J. Talley shall use his reasonable efforts to make himself available by telephone or in person, if necessary, to assist in the transition of his retirement from the Company. Buyer shall reimburse J. Talley for all actual out-of-pocket expenses incurred by J. Talley, in accordance with Buyer's policies, in connection with his compliance with this SECTION 6.9.

7. Survival of Representations and Warranties; Limitation on Liability. All representations and warranties hereunder shall survive the Closing. Notwithstanding the foregoing, in no event shall Sellers' liability for breach of the representations, warranties and covenants exceed the Purchase Price.

8. Miscellaneous.

            8.1 Incorporation by Reference. All exhibits and schedules appended to this Agreement are herein incorporated by reference and made a part hereof.

            8.2 Parties in Interest; Assignment. All covenants, agreements, representations, warranties and undertakings in this Agreement made by and on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. This Agreement and the rights and obligations contemplated hereby may not be assigned, in part or in whole, by the Buyer or the Sellers.

            8.3 Amendments and Waivers. Except as set forth in this Agreement, changes in or additions to this Agreement may be made, or compliance with any term, covenant, agreement, condition or provision set forth herein may be omitted or waived (either generally or in a particular instance and either retroactively or prospectively), by a writing executed by each of the parties hereto.

            8.4 Termination. Sellers or Buyer may terminate this Agreement as permitted elsewhere herein upon written notice to the other party hereto.

            8.5 Governing Law. This Agreement shall be deemed a contract made under the laws of the State of Texas and, together with the rights of obligations of the parties hereunder, shall be construed under and governed by the laws of the State of Texas.

            8.6 Notices. All notices, requests, consents and demands shall be in writing and shall be personally delivered, mailed, postage prepaid or telecopied:

               To Buyer:          Rent-A-Center, Inc.
                                  5700 Tennyson Pkwy
                                  Suite 180
                                  Plano, Texas  75024
                                  Facsimile No.: (972) 403-4936
                                  Attn:  President

               To Sellers:        c/o J. Ernest Talley
                                  8914 Hames Road
                                  Pilot Point, Texas 76258

or such other address as may be furnished in writing to the other parties hereto. All such notices, requests, demands and other communication shall, when mailed (registered or certified mail, return receipt requested, postage prepaid) or personally delivered be effective four days after deposit in the mails or when personally delivered, respectively, addressed as aforesaid, unless otherwise provided herein and, when telecopied, shall be effective upon actual receipt.

            8.7 Effect of Headings. The section and paragraph headings herein are for convenience only and shall not affect the construction hereof.

            8.8 Entire Agreement. This Agreement and the Schedules hereto together with any other agreement referred to herein (the "ADDITIONAL AGREEMENTS") constitute the entire agreement among Sellers and Buyer with respect to the subject matter hereof. This Agreement and such Additional Agreements supersede all prior agreements between the parties with respect to the subject matter hereof.

            8.9 Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

            8.10 Counterparts. This Agreement may be executed in counterparts, all of which together shall constitute one and the same instrument.

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                                      -9-

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               IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written, by the parties hereto.


                                        /s/ J. Ernest Talley
                                        -----------------------------------
                                        J. ERNEST TALLEY


                                        /s/ Mary Ann Talley
                                        -----------------------------------
                                        MARY ANN TALLEY


                                        TALLEY 1999 TRUST


                                        By: /s/ J. Ernest Talley
                                           --------------------------------
                                            J. Ernest Talley, as trustee


                                        RENT-A-CENTER, INC.


                                        By: /s/ Mitchell E. Fadel
                                           --------------------------------
                                           Name:   Mitchell E. Fadel
                                                ---------------------------
                                           Title:  President
                                                 --------------------------